UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2003
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants. As previously reported, Community Bancorp. (the "Company") replaced A. M. Peisch & Company, LLP as the Company's independent accountants effective upon the completion of the 2002 audit and filing of the Company's Annual 10-K Report, which occurred on March 31, 2003. The decision to replace A. M. Peisch & Company, LLP as the Company's independent accounting firm was recommended and approved by the Company's Audit Committee and was announced to the Company's Board of Directors on December 10, 2002.

     Also on December 10, 2002, the Company decided to engage the accounting firm of Berry, Dunn, McNeil & Parker as its new independent accountants for the 2003 fiscal year. During the last two fiscal years and the subsequent interim period ended March 31, 2003, the Company did not consult Berry, Dunn, McNeil & Parker regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.

     A. M. Peisch & Company, LLP's reports on the Company's financial statements for 2001 and 2002 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's last two fiscal years and through the subsequent interim period ended March 31, 2003, there were no disagreements between the Company and A. M. Peisch & Company, LLP on any matter of accounting principles, or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A. M. Peisch & Company LLP would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company's financial statements for the respective years.

     The Company further states that within the last two fiscal years and through the subsequent interim period ended March 31, 2003, there have been no "reportable events" as detailed in Item 304 (a) (1) (v) of Regulation S-K under the Securities Act of 1933.

     The Company has furnished a copy of the above statements to A. M. Peisch & Company, LLP and A.M. Peisch & Company, LLP has furnished to the Company a letter addressed to the Securities and Exchange Commission stating that it agrees with such statements. A copy of such letter, dated April 4, 2003 is filed as Exhibit 16 to this Form 8-K/A.

Item 7. Financial Statements and Exhibits

(a)      Financial Statements

           Not Applicable

(b)      Pro Forma Financial Information

           Not Applicable

(c)      Exhibits

Exhibit 16 - Letter from A. M. Peisch & Company LLP regarding change in accountants.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: March 31, 2003	/s/ Stephen P. Marsh
Stephen P. Marsh,
Vice President and Treasurer